UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2007
ZBB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-33540 (Commission File Number)	39-1987014 (IRS Employer Identification No.)
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051
(262) 253 - 9800
(Address and telephone number of Registrant’s principal
executive offices and principal place of business)

(Former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Unregistered Sales of Equity Securities
     Effective as of June 19, 2007, three existing warrant holders, ABS SOS-Plus Partners, Ltd., Bushido Capital Master Fund, L.P., and Pierce Diversified Strategy Master Fund, holding warrants to purchase an aggregate of 873,200 shares of common stock exercisable at $2.55 per share exercised their warrants. The warrants were issued in connection with a loan made by such funds in June of 2006 (collectively, the “Bushido Loan”).
     ABS SOS Plus Partners, Ltd. exercised all of its warrants and paid an aggregate amount of $1,113,330 in exchange for 436,600 restricted shares. Bushido Capital Master Fund, L.P. and Pierce Diversified Strategy Master Fund each exercised by cashless exercise method, resulting in the issuance of 110,628 shares to each of them. An aggregate of 657,856 shares of common stock were issued as a result of these warrant exercises and none of the warrants issued to such persons in connection with the Bushido Loan remain outstanding.
Item 8.01 Other Matters
     On June 18, 2007 the Company issued a press release relating to the pricing and commencement of trading of its shares on the American Stock Exchange. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Not Applicable
(b) Pro forma financial information.
Not Applicable
(c) Shell company transactions.
Not Applicable
(d) Exhibits.
Press Release dated June 18, 2007 is furnished herewith as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB ENERGY CORPORATION
Date: June 21, 2007	By:	s/ Robert J. Parry
Robert J. Parry
Chief Executive Officer (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 18, 2007 relating to pricing of offering and trading on American Stock Exchange.